Exhibit 99.1

InfoSpace Announces Second Quarter 2007 Results

BELLEVUE, Wash. (August 8, 2007) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended June 30, 2007.

Revenues for the second quarter of 2007 were $70.5 million, reflecting a $25.3 million decrease over the second quarter of 2006. Of this decrease, $19.0 million was attributable to the exit of the mobile media business.

Net loss for the second quarter of 2007 was $28.1 million, or $0.86 per share, versus net income of $1.0 million, or $0.03 per diluted share, in the second quarter of 2006. Net loss in the second quarter of 2007 includes a $22.3 million payment, or $0.68 per share, made to employees and directors related to the $208.2 million special dividend to shareholders. Additionally, the Company recorded an $8.8 million non-cash charge, or $0.27 per share, for stock-based compensation expense.

Cash, cash equivalents, and marketable investments as of June 30, 2007 totaled $197.8 million, after accounting for the cash distribution to shareholders of $208.2 million in the second quarter. At the end of the quarter, the Company had no debt obligations.

“Our second quarter operating results were largely in line with expectations. We have completed our restructuring, exited the mobile media business and significantly reduced costs. Moreover, we have good momentum in the mobile services business and have added several new high quality online distribution partners,” said Jim Voelker, Chairman and CEO of InfoSpace, Inc. “Additionally, we completed the $208 million special dividend and reauthorized our $100 million stock repurchase plan.”

Second Quarter Highlights and Recent Developments

InfoSpace:

•	Signed seven new online distribution partners, including Free SAS, one of the leading Internet service providers in France, as well as Publishers Clearing House and Break.com.

•	Renewed our partnership with Verizon to provide hosting, infrastructure and subscription management capabilities from its platform to power Verizon’s Mobile Web 2.0 service through 2010.

•

Launched mCore(R) Mobile Services Platform, an innovative end-to-end technology platform that enables a world class unified mobile media experience spanning mobile search, storefronts, portals and messaging.

•	Announced a new partnership with blinkx, the world’s largest video search engine, to offer video search capabilities for InfoSpace’s family of metasearch brands.

•	Launched InfoSpace Find It! for the Apple iPhone. InfoSpace Find It! is a premium local search application that allows users to easily locate and navigate to nearby points of interest.

Second Quarter 2007 Segment Information and Adjusted EBITDA

Online

Online revenues were $39.7 million in the second quarter of 2007, a decrease of $10.6 million, compared to the second quarter of 2006. The revenue decrease is largely attributable to the reduction in traffic from the Company’s search engine marketing distribution partners. Online segment income was $15.8 million in the second quarter of 2007.

Mobile

Mobile revenues were $30.8 million in the second quarter of 2007, a net decrease of $14.7 million compared to the second quarter of 2006. The $30.8 million is comprised of $13.4 million in mobile services revenues, an increase of $4.3 million from the second quarter of 2006 and $17.4 million in media content revenues, representing a decrease of $19.0 million from the second quarter of 2006. Mobile segment loss was $3.6 million in the second quarter of 2007.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was a negative $17.5 million in the second quarter of 2007, compared to Adjusted EBITDA of $8.9 million in the second quarter of 2006. InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income, which includes the effects of the restructuring charges, the payments made to employees and directors related to the cash distribution to shareholders, and sale of non-core operations, to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that are not indicative of the Company’s core business operating results. InfoSpace believes that management and its investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income in accordance with GAAP accompanies the condensed consolidated financial statements in this release.

Third Quarter and Full Year Outlook

The Company’s guidance excludes the potential impact of any future one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

For the third quarter of 2007, with the exit of the mobile media business ($17.4 million in the second quarter of 2007), the Company expects revenue to be between $49 million and $51 million. Additionally, the Company expects Adjusted EBITDA to be between $1 million and $2 million and GAAP net loss to be between $16.5 million and $17.5 million, or $0.50 and $0.53 per share.

For the full year of 2007, the Company expects revenue to be between $260 million and $264 million (includes $47.1 million from the mobile media business that the Company exited in the second quarter of 2007). Additionally, the Company expects Adjusted EBITDA to be between negative $1 million and $3 million (includes a $22.3 million payment made to employees and directors related to the $208.2 million special dividend to shareholders) and GAAP net loss to be between $55 million and $57 million (includes $43 million of stock-based compensation), or $1.68 and $1.74 per share.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through August 20, 2007, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading developer of tools and technologies to help people discover and enjoy content and information - whether on a mobile phone or on the PC. The Company’s mobile platform and applications, such as InfoSpace Find It! (www.infospacefindit.com), create programming and sales opportunities for carriers, while satisfying consumer demand for highly relevant mobile functionality and content. InfoSpace uses its proprietary metasearch technology to power a portfolio of branded Web sites, including Dogpile (www.dogpile.com), and provide private-label search and online directory services to consumers on a global basis. More information can be found at www.infospaceinc.com.

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Source: InfoSpace, Inc.

For more information, contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation, statements regarding our projected financial performance for the third quarter and full year 2007. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives and restructuring plans. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors,” and InfoSpace’s current reports on Form 8-K as filed from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues	$70,530	$95,846	$157,173	$186,120
Operating expenses:(1) (2)
Content and distribution	28,904	46,121	70,521	87,733
Systems and network operations	7,484	7,880	14,209	14,988
Product development	15,882	12,467	30,624	21,775
Sales and marketing	11,153	12,567	20,102	22,130
General and administrative	35,099	12,547	48,793	26,633
Depreciation	4,809	3,457	9,400	6,774
Amortization of intangible assets	1,668	3,611	3,470	7,319
Restructuring and other, net(3)	(1,669)	—	(2,502)	—

Total operating expenses	103,330	98,650	194,617	187,352

Operating loss	(32,800)	(2,804)	(37,444)	(1,232)
Other income, net	4,384	4,723	9,575	8,595

Income (loss) before income taxes	(28,416)	1,919	(27,869)	7,363
Income tax benefit (provision)	286	(900)	(801)	(3,339)

Net income (loss)	$(28,130)	$1,019	$(28,670)	$4,024

Net income (loss) per share - Basic	$(0.86)	$0.03	$(0.89)	$0.13

Weighted average shares outstanding used in computing basic net income (loss) per share	32,626	31,239	32,047	31,162

Net income (loss) per share - Diluted	$(0.86)	$0.03	$(0.89)	$0.12

Weighted average shares outstanding used in computing diluted net income (loss) per share	32,626	32,931	32,047	32,925

(1)	Stock-based compensation expense for the three and six months ended June 30, 2007 and 2006 is allocated among the following captions (in thousands):

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Systems and network operations	$746	$464	$1,300	$654
Product development	2,023	714	3,648	1,129
Sales and marketing	2,412	1,509	4,504	2,551
General and administrative	3,631	1,948	6,645	4,410

Total stock-based compensation expense	$8,812	$4,635	$16,097	$8,744

(2)

Amounts for the three and six months ended June 30, 2007 include $22.3 million of payments made to employees and directors related to the cash distribution to shareholders in May. This amount is allocated among the following captions (in thousands):

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Systems and network operations	$507	$—	$507	$—
Product development	1,577	—	1,577	—
Sales and marketing	2,367	—	2,367	—
General and administrative	17,825	—	17,825	—

Total	$22,276	$—	$22,276	$—

(3)

Amount for the three months ended June 30, 2007 consists of a gain on the sale of the assets related to mobile media operations of $2.1 million and adjustments to estimated restructuring charges of $0.4 million. Amount for the six months ended June 30, 2007 consists of a gain on the sale of the assets related to the mobile media operations of $3.3 million and adjustments to estimated restructuring charges of $0.8 million.

InfoSpace, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$110,342	$163,505
Short-term investments, available-for-sale	87,458	238,444
Accounts receivable, net	60,820	78,742
Other receivables	2,836	3,402
Prepaid expenses and other current assets	11,763	14,753

Total current assets	273,219	498,846

Property and equipment, net	39,993	33,212
Goodwill	104,424	104,424
Other intangible assets, net	16,095	19,565
Deferred tax assets, net	100,771	101,571
Other long-term assets	9,206	8,221

Total assets	$543,708	$765,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,515	$13,031
Accrued expenses and other current liabilities	43,382	61,156
Short-term deferred revenue	9,271	6,708

Total current liabilities	66,168	80,895

Long-term liabilities:
Other liabilities and long-term deferred revenue	626	877
Deferred tax liabilities	5,502	5,502

Total long-term liabilities	6,128	6,379
Total liabilities	72,296	87,274

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,534,423	1,712,897
Accumulated deficit	(1,064,283)	(1,035,613)
Accumulated other comprehensive income	1,269	1,278

Total stockholders’ equity	471,412	678,565

Total liabilities and stockholders’ equity	$543,708	$765,839

Summary of cash and short-term investments:
Cash and cash equivalents	$110,342	$163,505
Short-term investments, available-for-sale	87,458	238,444

Cash and short-term investments	$197,800	$401,949

InfoSpace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six months ended
	June 30, 2007	June 30, 2006
Operating activities:
Net income (loss)	$(28,670)	$4,024
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,870	14,093
Stock-based compensation	16,097	8,744
Deferred income taxes	800	2,765
Gain on sale of assets	(3,313)	—
Restructuring	811	—
Other	384	78
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	17,713	7,039
Other receivables	2,189	408
Prepaid expenses and other current assets	3,042	2,242
Other long-term assets	1,015	(2,315)
Accounts payable	(1,959)	(1,701)
Accrued expenses and other current and long-term liabilities	(19,075)	2,524
Deferred revenue	2,306	119

Net cash provided by operating activities	4,210	38,020

Investing activities:
Purchases of property and equipment	(13,847)	(10,082)
Proceeds from the sale of assets	2,223	33
Loan to equity investee	(2,000)	—
Proceeds from sales and maturities of investments	225,480	231,263
Purchases of investments	(74,523)	(233,053)

Net cash provided (used) by investing activities	137,333	(11,839)

Financing activities:
Dividend paid	(208,203)	—
Proceeds from stock option and warrant exercises	12,756	2,564
Proceeds from issuance of stock through employee stock purchase plan	741	943

Net cash (used) provided by financing activities	(194,706)	3,507

Net increase (decrease) in cash and cash equivalents	(53,163)	29,688

Cash and cash equivalents:
Beginning of period	163,505	153,013

End of period	$110,342	$182,701

InfoSpace, Inc.

Segment Information(1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Online
Revenue	$39,742	$50,373	$84,782	$96,503
Content and distribution expenses	13,837	18,122	30,154	34,397
Operating expenses	10,112 (2)	9,419 (3)	20,823 (2)	19,213 (3)

Segment income	15,793	22,832	33,805	42,893
Segment margin	39.7%	45.3%	39.9%	44.4%

Mobile
Revenue	30,788	45,473	72,391	89,617
Content and distribution expenses	15,067	27,999	40,367	53,336
Operating expenses	19,330 (2)	25,140 (3)	39,030 (2)	44,407 (3)

Segment loss	(3,609)	(7,666)	(7,006)	(8,126)
Segment margin	-11.7%	-16.9%	-9.7%	-9.1%

Total
Total revenue	70,530	95,846	157,173	186,120
Total content and distribution expenses	28,904	46,121	70,521	87,733
Total segment operating expenses	29,442 (2)	34,559 (3)	59,853 (2)	63,620 (3)

Total segment income	12,184	15,166	26,799	34,767
Total segment margin	17.3%	15.8%	17.1%	18.7%

Corporate
Operating expenses(4)	31,364	6,267	37,778	13,162
Depreciation	4,809	3,457	9,400	6,774
Amortization of intangible assets	1,668	3,611	3,470	7,319
Stock-based compensation	8,812	4,635	16,097	8,744
Restructuring and other, net(5)	(1,669)	—	(2,502)	—
Other income, net	(4,384)	(4,723)	(9,575)	(8,595)
Income tax (benefit) provision	(286)	900	801	3,339

Net income (loss)	$(28,130)	$1,019	$(28,670)	$4,024

(1)

In the six months ended June 30, 2007, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2)

Amount includes expenses directly attributable to the reportable business units and, in addition, include certain indirect expenses allocated to the reportable business units based on internal usage measurements. Segment operating expenses do not include allocations for certain indirect general and administrative expenses, depreciation and amortization expense, stock-based compensation expense, restructuring and other charges, non-operating gains and losses, income taxes or interest income.

(3)

Amount includes certain indirect expenses allocated to the reportable business units based on the manner in which the Company currently operates. Segment operating expenses do not include allocations for certain indirect general and administrative expenses, depreciation and amortization expense, stock-based compensation expense, restructuring and other charges, non-operating gains and losses, income taxes or interest income.

(4)	Amounts for the three and six months ended June 30, 2007 include $22.3 million of payments made to employees and directors related to the cash distribution to shareholders in May.
(5)

Amount for the three months ended June 30, 2007 consists of a gain on the sale of the assets related to mobile media operations of $2.1 million and adjustments to estimated restructuring charges of $0.4 million. Amount for the six months ended June 30, 2007 consists of a gain on the sale of the assets related to the mobile media operations of $3.3 million and adjustments to estimated restructuring charges of $0.8 million.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Adjusted EBITDA Reconciliation(1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income (loss)(2)	$(28,130)	$1,019	$(28,670)	$4,024
Depreciation	4,809	3,457	9,400	6,774
Amortization of intangible assets	1,668	3,611	3,470	7,319
Stock-based compensation	8,812	4,635	16,097	8,744
Other income, net(3)	(4,384)	(4,723)	(9,575)	(8,595)
Income tax (benefit) provision	(286)	900	801	3,339

Adjusted EBITDA	$(17,511)	$8,899	$(8,477)	$21,605

Adjusted EBITDA Reconciliation for Forward Looking Guidance

(Amounts in thousands)

	Ranges for the three months ended September 30, 2007		Ranges for the year ended December 31, 2007
Net loss	$(17,500)	$(16,500)	$(57,000)	$(55,000)
Depreciation and amortization of intangible assets	6,000	6,000	24,000	24,000
Stock-based compensation	15,000	15,000	43,000	43,000
Other income, net(3)	(2,500)	(2,500)	(14,000)	(14,000)
Income tax provision	—	—	1,000	1,000

Adjusted EBITDA	$1,000	$2,000	$(3,000)	$(1,000)

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a non-GAAP financial measure and is reconciled to net income (loss), which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP net income (loss) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(2)	As presented in the unaudited Condensed Consolidated Statements of Operations.
(3)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.